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                                                            EXHIBIT 23.1




            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77989) pertaining to the HomeSeekers.com, Incorporated Amended and Restated 1996 Stock Option Plan, and (Form S-3 Nos. 333-92119, 333-32586, and 333-38560) of HomeSeekers.com, Incorporated and in the related Prospectuses of our report dated March 31, 2000 with respect to the financial statements of Information Solutions Group, Inc. included in the current report on Form 8-K of HomeSeekers.com, Incorporated dated June 12, 2000 filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP

Reno, Nevada
June 6, 2000